EXHIBIT 10.1

CONSENT AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SECOND AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 29, 2019, by and among SILICON VALLEY BANK, a California corporation (“Bank”), as collateral agent (in such capacity, “Collateral Agent”), Bank in its capacity as a Lender, and the other Lenders party to that certain Second Amended and Restated Loan and Security Agreement dated as of May 14, 2018 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 3, 2019, collectively, the “Loan Agreement”) (together with Bank, each a “Lender” and collectively, the “Lenders”), and CLEARSIDE BIOMEDICAL, INC., a Delaware corporation (“Borrower”).

Recitals

A.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.Borrower has informed Lenders that it desires to grant an exclusive option to enter into the Commercial License (as such term is defined in the Option and License Agreement) to Regenxbio Inc., a Delaware corporation (“Regenxbio”), to develop and commercialize certain products that are administered to patients using a Clearside Device (as such term is defined in the Option and License Agreement) on a worldwide basis, pursuant to the terms of that certain Option and License Agreement by and between Regenxbio and Borrower dated as of August 29, 2019 and attached hereto as Annex I (the “Option and License Agreement”).  In connection therewith, Regenxbio has agreed, among other things, to pay to Borrower an option exercise fee in the amount of Two Million Dollars ($2,000,000) plus various conditional payments and royalties.

C.Section 7.1 of the Loan Agreement provides that Borrower shall not convey, sell, lease, transfer, assign, or otherwise dispose of all or any part of its business or property without Lenders’ prior written consent.  Section 7.5 of the Loan Agreement provides that Borrower shall not create, incur allow or suffer any Lien on its property or agree with any Person not to encumber its Intellectual Property except to the extent permitted under Section 7.1 of the Loan Agreement or in the definition of “Permitted Liens” contained therein.

D.Borrower has requested that Lenders consent to Borrower’s entry into and performance of the Option and License Agreement and agree that entry into and performance under the Option and License Agreement will not violate sections 7.1 or 7.5 of the Loan Agreement.

E.Lenders have agreed to so consent to Borrower’s entry into the Option and License Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Consent.  Subject to the terms of Section 9 below, Lenders hereby consent to Borrower’s entry into and performance of the Option and License Agreement attached as Annex I to this Amendment (without giving effect to any subsequent amendments or changes thereto).

3.Amendments to Loan Agreement.

3.1Section 6.8 (Protection of Intellectual Property Rights).  Section 6.8 of the Loan Agreement hereby is amended in its entirety and replaced with the following:

“6.8Protection and Registration of Intellectual Property Rights.

(a)(i) Use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Collateral Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property with any material value; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without each Lender’s written consent.

(b)To the extent not already disclosed in writing to Collateral Agent, if Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Collateral Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent in such property.  If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Collateral Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office.  Borrower shall promptly provide to Collateral Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.

(c)Provide written notice to Collateral Agent and each Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public).  Borrower shall take such commercially reasonable steps as Collateral Agent or any Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents, provided that the failure to obtain such consent or waiver, after talking the steps set forth above, shall not constitute an Event of Default hereunder.”

3.2Section 14.1 (Definitions).  The following defined terms and their respective definitions hereby are added or amended and restated in their entirety, as appropriate, in Section 14.1 of the Loan Agreement to read in their entirety to read as follows:

“Aura License” means that certain License Agreement by and between Aura Biosciences, Inc., a Delaware corporation (“Aura”) and Borrower dated as of July 3, 2019 as attached as Annex I to the First Amendment (without giving effect to any subsequent amendments or changes thereto), pursuant to which Borrower has granted Aura an exclusive license to develop and commercialize certain Licensed Products (as such term is defined therein) on a worldwide basis.

“First Amendment” means that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement by and among Collateral Agent, Lenders, and Borrower dated as of July 3, 2019.

“Intellectual Property Security Agreement” is collectively (a) that certain Intellectual Property Security Agreement between Collateral Agent and Bank dated as of the Second Amendment Effective Date, as may be amended, modified or restated from time to time and (b) any other intellectual property security agreement(s) between Collateral Agent and Bank at any time thereafter in accordance with Section 6.8(b) hereof.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Intellectual Property Security Agreement, the Perfection Certificate, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form, each Guaranty, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Permitted License” is (a) any non-exclusive license of patent rights of Borrower or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the ordinary course of business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration, (b) any exclusive license of patent rights of Borrower or its Subsidiaries so long as such Permitted Licenses do not result in a legal transfer of title to the licensed property, are exclusive solely as to discrete geographical areas outside of the United States, and have been granted in exchange for fair consideration, (c) the Aura License, and (d) the Regenxbio License.

“Regenxbio License” means that certain Option and License Agreement by and between Regenxbio Inc., a Delaware corporation (“Regenxbio”) and Borrower dated as of August 29, 2019 and attached as Annex I to the Second Amendment (without giving effect to any subsequent amendments or changes thereto), pursuant to which Borrower has granted Regenxbio an exclusive option to enter into the Commercial License (as such term is defined in the Regenxbio License) to develop and commercialize certain products that are administered to patients using a Clearside Device (as such term is defined in the Regenxbio License) on a worldwide basis.

“Second Amendment” means that certain Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement by and among Collateral Agent, Lenders, and Borrower dated as of the Second Amendment Effective Date.

“Second Amendment Effective Date” is August 29, 2019.

3.3Exhibit A (Collateral Description). Exhibit A of the Loan Agreement hereby is replaced in its entirety by Exhibit A attached hereto.

4.Grant of Lien in Intellectual Property.  Borrower understands and agrees that the effect of the amendments set forth in Section 3 above serve to create a Lien in favor of Collateral Agent in Borrower’s Intellectual Property, and, without limiting in any respect Borrower’s grant of a Lien and security interest to Collateral Agent for the ratable benefit of the Lenders in the Collateral pursuant to Section 4.1 of the Loan Agreement, to secure the payment and performance in full of all of the Obligations, Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, all of its Intellectual Property, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower hereby authorizes Collateral Agent to (a) file a UCC-3 financing statement amendment reflecting the change in Collateral and (b) record the Intellectual Property Security Agreement with the United States Patent and Trademark Office.

5.Representations and Warranties.  To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Lenders on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

6.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Lenders in such Perfection Certificate have not changed, as of the date hereof.

8.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Lenders of (i) this Amendment by each party hereto, (ii) an Intellectual Property Security Agreement by each party thereto, and (iii) a fully-executed copy the Option and License Agreement together with all other documents entered into in connection therewith, and (b) Borrower’s payment to Lenders of all Lenders’ Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.

10.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

CLEARSIDE BIOMEDICAL, INC.

By /s/ George Lasezkay
Name: George Lasezkay
Title: CEO

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By /s/ Scott McCarty
Name: Scott McCarty
Title: Director

LENDERS:

ELM 2016-1 TRUST

By: MidCap Financial Services Capital Management, LLC, as Servicer

By /s/ John O’Dea
Name: John O’Dea
Title: Authorized Signatory

ELM 2018-2 TRUST, as Assignee

By: MidCap Financial Services Capital Management, LLC, as Servicer

By /s/ John O’Dea
Name: John O’Dea
Title: Authorized Signatory

[Signature Page to Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, License Agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

ANNEX 1

Option and License Agreement

[See attached]